UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant's telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 5, 2007, Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”) entered into a Sales Agreement (the “Agreement”)  with Cantor Fitzgerald & Co., as sales agent. (the “Agent”). Pursuant to the terms of the Agreement, the Company agreed to sell through the Agent, subject to the terms and conditions set forth in the Agreement, up to 2,000,000 of the Company’s common shares of beneficial interest. Sales of common shares pursuant to the Agreement, if any, may be made in privately negotiated transactions and/or sales deemed to be an “at-the-market” offering as defined in Rule 415 of Securities Act of 1933, as amended, including without limitation sales made directly on the American Stock Exchange or sales made to or through a market maker other than on an exchange. The compensation payable to the Agent will be equal to 2.75% of the gross proceeds from the sale of common shares pursuant to the terms of the Agreement. The Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sales Agreement by and between Hersha Hospitality Trust and Cantor Fitzgerald & Co., dated April 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: April 6, 2007	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer